As filed with the Securities and Exchange Commission on June 24, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

___________________________________________

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Governing Instruments)

__________________________________________

Maryland	81-3661609
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue, Cranston, Rhode Island 02920-6320	(401) 946-4600
(Address of Principal Executive Offices; Zip Code)	(Registrant’s Telephone Number)

James A. Procaccianti
Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue.
Cranston, Rhode Island 02920-6320

(401) 946-4600
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

___________________________________________

Copies to:

Ron M. Hadar
Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
Tel: (401) 946-4600
Fax: (401) 943-6320

Heath D. Linsky
Mary Katherine Rawls
Morrison & Foerster LLP
3500 Lenox Road, Suite 1500
Atlanta, GA 30326
Tel: (404) 490-4444

___________________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Class K, Class K-I and Class K-T Common Stock, $0.01 par value per share	$40,000,000	$4,364.00

(1)	Calculated pursuant to Rule 457(o), based on the Proposed Maximum Aggregate Offering Price.

(2)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $4,364.00 with $272.00 remaining to be applied to future filings, which represents the portion of the registration fee previously paid with respect to $40,000,000 of unsold securities previously registered on the registration statement on Form S-11 (File No. 333-217578), initially filed on May 1, 2017.

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act, the Prospectus contained in this registration statement also applies to registration statement No. 333-217578 (the “Prior Registration Statement”), and the $40,000,000 in shares of the registrant’s common stock left unsold from the shares of common stock that were registered under the Prior Registration Statement, and shall be deemed a post-effective amendment of the Prior Registration Statement.

Procaccianti Hotel REIT, Inc.
Distribution Reinvestment Plan
$40,000,000 in Class K Shares, Class K-I Shares, and Class K-T Shares

Procaccianti Hotel REIT, Inc. is a Maryland corporation formed on August 24, 2016 to acquire and own a diverse portfolio of hospitality properties consisting primarily of existing select-service, extended-stay, and compact full-service hotel properties throughout the United States. We may also make investments in distressed debt and preferred equity where the intent is to acquire hotel properties underlying such investments. We are externally managed by Procaccianti Hotel Advisors, LLC, which we refer to as our advisor. Our advisor is an affiliate of Procaccianti Companies, Inc., which we refer to as our sponsor or Procaccianti Companies. We qualify and elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with our taxable year ended December 31, 2018.

We have established a distribution reinvestment plan, or DRIP, designed to provide existing holders of shares of our common stock with a convenient method to designate the cash distributions paid in connection with their shares for reinvestment in additional shares of the same class of our common stock through the DRIP. Some of the significant features of the DRIP are as follows:

•	Our current stockholders may purchase additional shares, if desired, by automatically reinvesting their cash distributions in shares of the same class under the DRIP.
•	Participants in the DRIP generally are required to have the full amount of the cash distributions paid in connection with their shares reinvested in shares of the same class through the DRIP.
•	The purchase prices per share under our DRIP will be $9.36 per share of Class K common stock, or Class K share, share of Class K-I common stock, or Class K-I share, and share of Class K-T common stock, or Class K-T share, which are equal to 95% of $9.85, the most recent Estimated Per Share NAV of the K Shares, as approved by our board of directors on June 9, 2021. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly. No selling commissions, dealer manager fees or distribution and servicing fees will be paid on shares sold under the DRIP.
•	Eligible participants may participate in the DRIP by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Forms may be found on our website at www.prochotelreit.com by clicking Literature, Forms and Digital Investor Kit; by calling our Investor Support line at (866) 606-2741; or by writing to our team at 1140 Reservoir Avenue, Cranston, Rhode Island 02920-6320, Attn: Investor Services. If you are already enrolled in the DRIP, no action is required.
•	Participants may terminate participation in the DRIP at any time without penalty by delivering written notice to us. Participation in the DRIP will begin with the next distribution made after acceptance of your written notice.
•	We will offer shares pursuant to the DRIP until we sell all $40,000,000 in shares in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason, other than to restrict or remove the right of participants to terminate participation in the DRIP at any time without penalty, by providing 10 days’ notice to participants in the plan.
•	Cash distributions are still taxable even though they will be reinvested in shares pursuant to the DRIP.
•	There is no public trading market for the shares, and there can be no assurance that a market will develop in the future.
•	You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision.

The Offering:

	Offering Price Per Share (1)	Maximum Proceeds (Before Expenses)
Class K, Class K-I and Class K-T Common Stock $0.01 par value per share	$9.36	$40,000,000

(1)	The purchase prices per share will be $9.36 per share, which equal 95% of $9.85, which is the most recent estimated per share net asset value of the K Shares, or the Estimated Per Share NAV, as approved by our board of directors on June 9, 2021. In the event we update our Estimated Per Share NAV, we expect to update the prices per share accordingly.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards including Regulation Best Interest. Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Procaccianti Hotel REIT, Inc. is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

The date of this prospectus is June 24, 2021

SUITABILITY STANDARDS

We have established minimum suitability standards for investors interested in purchasing shares of our common stock. These minimum suitability standards require that a purchaser of shares has, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or
•	an annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

Alabama. In addition to the general suitability standards above, Alabama investors may not invest more than 10% of their liquid net worth in us or our affiliates.

California and Tennessee. In addition to the general suitability standards described above, a California and Tennessee investor’s maximum investment in our common stock cannot exceed 10% of the California or Tennessee investor’s net worth (exclusive of home, home furnishings and automobiles).

Idaho. In addition to the general suitability standards above, Idaho investors must have either (a) a liquid net worth of at least $85,000 and an annual gross income of not less than $85,000, or (b) a liquid net worth of at least $300,000. In addition, an Idaho investor’s aggregate investment in us, shares of our affiliates and in similar direct participation programs may not exceed 10% of his or her liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

Kansas. In addition to the general suitability standards above, the Office of the Kansas Securities Commissioner recommends that Kansas investors limit their aggregate investment in our common stock and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky. In addition to the general suitability standards listed above, Kentucky investors may not invest more than 10% of their liquid net worth in us or our affiliates’ non-publicly traded real estate investment trusts.

Maine. In addition to the general suitability standards above, the Maine Office of Securities recommends that investors in Maine may not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts and Oregon. In addition to the general suitability standards above, Massachusetts and Oregon investors may not invest more than 10% of their liquid net worth in this and in other illiquid direct participation programs. Liquid net worth is that portion of an investor’s net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Missouri. In addition to the general suitability requirements listed above, a Missouri investor’s maximum investment in our common stock cannot exceed 10% of the Missouri investor’s liquid net worth (exclusive of home, home furnishings and automobiles).

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Nebraska. Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of such investor’s net worth. (Net worth in each case should be determined exclusive of home, home furnishings, and automobiles.) Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

New Jersey. In addition to the general suitability standards above, New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of the investor’s net worth.

New Mexico. In addition to the general suitability standards above, New Mexico investors may not invest in the aggregate more than 10% of their liquid net worth in our shares of common stock, shares of our affiliates and in other non-traded real estate investment programs. “Liquid net worth” means that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

North Dakota. In addition to the net income and net worth standards stated above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.

Ohio. In addition to the general suitability standards above, Ohio investors may not invest in the aggregate more than 10% of their liquid net worth in Procaccianti Hotel REIT, Inc., affiliates of Procaccianti Hotel REIT, Inc. and in other non-traded real estate investment trusts. “Liquid net worth” means that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles, minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Pennsylvania. Pennsylvania investors may not invest more than 10% of their net worth (exclusive of home, furnishings and automobiles) in us.

Puerto Rico. In addition to the general suitability standards listed above, an investor may not invest, and we may not accept from an investor, more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

Vermont. In addition to the general suitability standards described above, a non-accredited Vermont investor may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our securities if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or Section 4975 of the Internal Revenue Code are required to consult their own legal and tax advisors on these matters.

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In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

Our sponsor and each person selling shares on our behalf, including participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering, are responsible for determining if investors meet the minimum suitability standards for investing in our common stock. In making this determination, our sponsor and dealer manager will reasonably rely on the participating broker- dealers and information provided by investors. In addition to the minimum suitability standards described above, our sponsor, or dealer manager and any participating broker-dealers, as our agents are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

In making this determination, our sponsor, our dealer manager and any participating broker-dealers, as our agents, will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:

•	meet the minimum income and net worth standards established in your state;
•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation; and
•	have an apparent understanding of:
•	the fundamental risks of an investment in our common stock;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our common stock;
•	the restrictions on transferability of our common stock;
•	the background and qualifications of our advisor; and
•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Exchange Act of 1934, as amended, that may be interpreted as a higher standard than suitability. Broker-dealers must comply with Regulation Best Interest commencing June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain.

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Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”) and related acts, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is acting, directly or indirectly, (a) in contravention of any U.S. or international laws and regulations, including without limitation any anti-money laundering or anti-terrorist financing sanction, regulation, or law promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or any other U.S. governmental entity (such sanctions, regulations and laws, together with any supplement or amendment thereto, are referred to herein as the U.S. Sanctions Laws), such that the offer, sale, transfer, or delivery of the shares, directly or indirectly, would contravene such U.S. Sanctions Laws; or (b) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, as such list may be amended from time to time, or any other lists of similar import as to any non-U.S. country, individual, or entity.

Prospectus Summary

Procaccianti Hotel REIT, Inc.

Procaccianti Hotel REIT, Inc. is a recently organized Maryland corporation incorporated on August 24, 2016, that qualifies and elected to be taxed as a REIT commencing with the taxable year ended December 31, 2018. Among other requirements, REITs generally are required to distribute at least 90% of their annual REIT taxable income. Our investment objectives are to:

•	to preserve and return your capital contributions;
•	to maximize risk-adjusted returns on your investment; and
•	to provide income to you through the payment of cash distributions.

We primarily directly or indirectly acquire and own a diversified portfolio of hospitality properties consisting primarily of existing extended-stay, select-service and compact full-service hotel properties that are classified in the “upper midscale,” “upscale,” and “upper upscale” chain scales of the hospitality industry, as defined by STR, Inc., or STR, and that are operated under widely recognized brands licensed from hotel franchisors, such as Marriott International, Inc., Hilton Worldwide, Inc., Intercontinental Hotels Group, Hyatt Corporation, or Starwood Hotels and Resorts Worldwide, Inc. Chain scale segments are a method by STR groups branded hotels based on actual average room rates. We expect that our hotel properties will be located in areas that we believe exhibit strong economic features. Going forward, we believe acquisitions will offer significant value-add opportunities through implementation of property upgrades, value increases through future growth in revenue and net operating income as the economy and travel rebounds, operational improvements, and correction of expense inefficiencies. Initially, while we believe that revenue during periods of economic uncertainty and reduced travel may potentially result in reduced income and distributable cash flow, we believe that the current market situation will ultimately lead to attractive cyclical buying opportunities. While we expect most, if not all, of our investments will be in the hospitality industry, our governing documents do not limit our ability to invest in other properties, so long as we remain qualified as a REIT (unless our board of directors determines that it is not in our best interest to do so).

Our executive offices are located at 1140 Reservoir Avenue, Cranston, Rhode Island 02920-6320. Our telephone number is (401) 946-4600, our fax number is (401) 401-6320 and the telephone number for our investor department is (866) 606-2741. Additional information about us and our affiliates may be obtained at www.prochotelreit.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

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We commenced our initial public offering of $550,000,000 of shares of our common stock (the “Initial Offering”), consisting of up to $500,000,000 of shares in our primary offering and up to $50,000,000 of shares pursuant to our DRIP, on August 14, 2018. Our board of directors has approved the closing of the primary portion of our initial public offering on August 13, 2021. We will stop offering shares pursuant to the DRIP component of our initial public offering before we begin offering shares under this prospectus.

As of June 22, 2021, we had accepted investors’ subscriptions for and issued approximately 2,665,221 K Shares, 1,120,877 K-I Shares, and 57,480 K-T Shares in the primary portion of our Initial Offering, resulting in our receipt of gross proceeds of approximately $25,708,407, $9,759,027 and $560,500, respectively, for total gross proceeds in the primary portion of the Initial Offering of $36,027,934. As of June 22, 2021, we had issued approximately 15,237 K Shares, 11,574 K-I Shares and 1,219 K-T Shares pursuant to our DRIP, resulting in gross proceeds pursuant to our DRIP of approximately $131,936, $102,455 and $10,512, respectively.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five directors, three of whom are independent of us, our advisor and our sponsor. Each of our directors was recommended because of his qualifications and significant experience in the real estate industry. Our charter, or the Charter, requires, subject to limited exceptions, that a majority of our directors be independent of us, our sponsor, our advisor and all of our or their affiliates, and provides that our independent directors are responsible for reviewing the performance of our advisor and must approve certain other matters as set forth in our Charter. Our directors will be elected annually by our stockholders. Although we have executive officers who manage our operations, we do not have any paid employees.

Our Advisor

Procaccianti Hotel Advisors, LLC, a Delaware limited liability company formed on June 30, 2016, is our external advisor and is responsible for managing our affairs on a day-to-day basis. Our advisor’s responsibilities include, among other things, identifying and evaluating potential investments, making investments, asset management, asset dispositions, financial reporting, regulatory compliance, investor relations and other administrative functions on our behalf. Our advisor, an affiliate of our sponsor, may contract with other affiliates or other third parties to perform or assist with these functions.

Our advisor’s services under the advisory agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired. We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. We will not pay our advisor and its affiliates any fees associated with arranging financing and refinancing of properties, or a debt financing fee, however, we will pay unaffiliated third parties a debt financing fee, if applicable. The agreement with our advisor is for a one-year term and is reconsidered on an annual basis by our board of directors.

Our Operating Partnership

We own substantially all our real estate properties through our operating partnership, Procaccianti Hotel REIT, L.P., or Procaccianti REIT OP, a Delaware limited partnership formed on June 10, 2016. We may, however, own properties directly, through subsidiaries of Procaccianti Hotel REIT OP or through other entities. We are the sole general partner and, through a wholly owned limited liability company, a limited partner of Procaccianti REIT OP.

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Our Property Managers

We expect principally, if not entirely, to use affiliated property management companies to manage our hotels. These may include TPG Hotels & Resorts, Inc., a subsidiary of our sponsor, and its wholly owned subsidiaries, which we refer to collectively as TPG, or other affiliates and/or designees of TPG. We refer to TPG and such other affiliates and/or designees collectively as our property manager. The compensation payable to our property manager will, in most cases, be payable regardless of the quality of the services provided to us or whether we make distributions to our stockholders. Furthermore, our property manager is not prohibited from owning or managing hospitality properties in the same markets as those in which we own properties, or from owning or managing hotel properties that directly compete with ours.

Our REIT Status

We qualified and elected to be taxed as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2018. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute currently to our stockholders. Under the Internal Revenue Code, a REIT is subject to numerous organizational and operational requirements, including a requirement that it generally distribute at least 90% of its annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain, to its stockholders. If we fail to qualify for taxation as a REIT in any year, and the statutory relief provisions of the Internal Revenue Code do not apply, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT, we may still be subject to state and local taxes on our income and property, U.S. federal income and excise taxes on our undistributed income and other U.S. taxes.

Terms of the Offering

We currently are offering up to $40,000,000 in shares in any combination of Class K shares, Class K-I shares and Class K-T shares to our existing stockholders pursuant to the DRIP. The purchase prices per share of the Class K shares, Class K-I shares and Class K-T shares will each be $9.36 per share, which equal 95% of $9.85, which is the most recent Estimated Per Share NAV as approved by our board of directors on June 9, 2021. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly. No selling commissions, dealer manager fees or distribution and servicing fees will be paid on shares issued under the DRIP.

We will offer shares pursuant to the DRIP until we sell all $40,000,000 in shares in any combination of Class K shares, Class K-I shares and Class K-T shares in this offering; provided, however, that our board of directors may amend, suspend or terminate the DRIP for any reason, other than an amendment to restrict or remove the right of participants to terminate participation in the DRIP at any time without penalty, by providing 10 days’ notice to participants in the plan. This offering must be registered or exempt from registration in every state in which we offer or sell shares. If this offering is not exempt from registration, the required registration generally is for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually and the offering is not otherwise exempt from registration.

Distribution Reinvestment Plan

This prospectus describes the DRIP, which is designed to offer our existing stockholders a convenient method for purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. Regardless of your participation in our DRIP, you will be taxed on your distributions to the extent they constitute taxable income, and participation in our DRIP would mean that you will have to rely solely on sources other than distributions from which to pay such taxes. As a result, you may have a tax liability without receiving cash distributions to pay such liability.

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Use of Proceeds

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs, repayment of debt, and funding for our share repurchase program. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

Incorporation by Reference

This prospectus incorporates by reference several documents previously filed with the Securities and Exchange Commission, or the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, our 2021 proxy statement (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020), our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, our Current Report on Form 8-K dated June 3, 2021, filed with the SEC on June 9, 2021, as well as all future documents we file pursuant to certain sections of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These documents contain information about us which supplements the information in this prospectus. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. Discussions containing these forward-looking statements may be found, among other places, in the “Use of Proceeds” section of this prospectus and the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, which could cause actual results to differ materially from those anticipated in the forward-looking statements.

Our actual results of operations and execution of our business strategy could differ materially from those expressed in, or implied by, the forward-looking statements. In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

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SUMMARY OF OUR DISTRIBUTION REINVESTMENT PLAN

Purpose of the Distribution Reinvestment Plan

The DRIP is designed generally to offer our existing stockholders a convenient method of purchasing additional shares of our common stock by reinvesting cash distributions without paying any selling commissions, fees or service charges. We will use the proceeds received from sales of the shares for general corporate purposes, including, but not limited to, investment in real estate and other real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs, repayment of debt, and funding for our share repurchase program.

How to Enroll in the Distribution Reinvestment Plan

You can participate in the DRIP if you currently own shares of our common stock and such shares are registered in your name. If you have shares registered in the name of someone else (for example, with a bank, broker or trustee), to enroll in the DRIP, you will need to arrange for that entity to transfer ownership of the shares to you.

Eligible persons may elect to participate in the DRIP by completing a paper enrollment form and mailing it to the address on the form or by other written notice to the plan administrator. Forms may be obtained at any time by calling (866) 606-2741 or on the Company’s website at www.prochotelreit.com, the contents of which are not incorporated into this Registration Statement. Participation in the DRIP will begin with the next distribution made after acceptance of your written notice. If you are already enrolled in the DRIP, no action is required.

You will remain a participant of the DRIP until you deliver to the Company written notice of your desire to terminate your participation (described more fully below under the heading “Terminating Participation in the Distribution Reinvestment Plan”).

We reserve the right to prohibit qualified retirement plans and other “benefit plan investors” (as defined in ERISA) from participating in the DRIP if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.

The Company requests that each stockholder electing to participate in the DRIP, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, promptly notify the Company of that fact.

Terminating Participation in the Distribution Reinvestment Plan

Subscribers should note that affirmative action in the form of written notice to the Company, must be taken to withdraw from participation in the DRIP. A withdrawal from participation in the DRIP will be effective with respect to distributions for a monthly distribution period only if written notice of termination is received at least 10 days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the DRIP with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the Company that the transferee meets the requirements for participation in the DRIP and affirmatively elects to participate in the plan by providing to the Company an executed enrollment form or other written authorization required by the Company.

Offers and sales of shares pursuant to the DRIP must be registered in every state in which such offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the DRIP in any states in which our registration is not renewed or otherwise extended annually.

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Source and Purchase Price of the Shares

Shares of our common stock purchased under our DRIP come from our authorized but unissued shares of common stock. There is no public trading market for the shares of our common stock, and there can be no assurance that a market will develop in the future. The purchase prices per share of the Class K shares, Class K-I shares and Class K-T shares under the DRIP will each be $9.36 per share, which equal 95% of $9.85, which is the most recent estimated per share net asset value of the Class K shares, or the Estimated Per Share NAV, as approved by our board of directors on June 9, 2021. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly. No selling commissions, dealer manager fees or distribution and servicing fees will be paid on shares sold under the DRIP.

When Shares Will Be Purchased

Shares will be purchased under the DRIP promptly following the date that distributions are paid by the Company. If sufficient shares are not available to issue under the DRIP, the reinvestment agent will remit excess cash distributions to the respective DRIP participant. We intend to pay distributions quarterly. Participants in the DRIP may purchase fractional shares of the same class so that 100% of the distributions will be used to acquire shares. However, a participant will not be able to acquire DRIP shares to the extent that any such purchase would cause such participant to exceed the Aggregate Share Ownership Limit or the Class Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

You can elect to have all or a portion of your distributions reinvested through our DRIP. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation in the DRIP must be made through your participating broker-dealer or, if you purchased your shares in our Initial Offering other than through a participating broker-dealer, through the dealer manager. Any distribution amounts not elected to be reinvested in additional shares of the same class pursuant to the DRIP will be paid out to the applicable stockholder as a cash distribution, in accordance with procedures determined by our board.

Cost of Participating in the Distribution Reinvestment Plan

You will not incur any selling commissions, dealer manager fees or stockholder servicing fees when purchasing shares under the DRIP. All costs of administration of the DRIP will be borne by us.

Reports to Participants

Within 90 days after the end of the Company’s fiscal year, the Company will provide to each participant with an individualized report on such participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distributions and amounts of distributions paid during the prior fiscal year. In addition, the Company will provide to each participant an individualized quarterly report at the time of each distribution payment showing the number of shares owned prior to the current distribution, the amount of the current distribution and the number of shares owned after the current distribution.

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Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under the DRIP, or Excluded Distributions. Accordingly, if proceeds attributable to a potential sale transaction are distributed to stockholders as an Excluded Distribution, such amounts may not be reinvested in our shares pursuant to our DRIP. The determination of whether all or part of a distribution will be deemed to be an Excluded Distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an Excluded Distribution. In that event, the amount distributed to participants in our DRIP will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an Excluded Distribution, the distribution will be made to all stockholders, however, the excluded portion will not be reinvested. As a result, we would not be able to use any of the Excluded Distribution to assist in meeting future distributions and the stockholders would not be able to use the distribution to purchase additional shares of our common stock through our DRIP. We currently do not have any planned Excluded Distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Stockholders who participate in the DRIP will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), in the amount and as though they had received the cash rather than purchased shares through the DRIP, unless we have designated all or a portion of the dividend as a capital gain dividend. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. To the extent you purchase shares through our DRIP at a discount to their fair market value, you will be treated for U.S. federal income tax purposes as receiving an additional distribution equal to the amount of the discount. Shares received under the DRIP will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution.

Book-Entry Evidence for Shares Acquired Under the Distribution Reinvestment Plan

All shares that you purchase through the DRIP are recorded in your name on our books unless and until the Company issues certificates for its outstanding common stock. The number of shares you hold in the DRIP will be shown on your regular statement of account.

Selling Shares Acquired Under the Distribution Reinvestment Plan

You may sell the shares purchased through the DRIP, at any time, subject to any restrictions set forth in our Charter or that we may impose on the sale of shares to protect our status as a REIT. However, there is currently no liquid market for our shares, and we do not expect one to develop. Consequently, there may not be a readily available buyer for your shares.

Amendment, Suspension and Termination

We reserve the right to amend, suspend or terminate the DRIP for any reason upon ten days’ written notice to the participants; provided, however, that we may not so amend the DRIP to restrict or remove the right of participants to terminate participation in the DRIP at any time without penalty.

Voting Rights of Shares Acquired Under the Distribution Reinvestment Plan

Shares in your DRIP account will be voted as you direct. As a stockholder, you will receive proxy information in connection with any annual or special meeting of stockholders. This proxy will apply to all shares registered in your name, including all shares credited to your DRIP account. You may also vote your shares, including those credited to your DRIP account, in person at any annual or special meeting of stockholders.

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Our Liability Under the Distribution Reinvestment Plan

The Company is not liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. Subject to the limitations contained in Maryland law, our Charter limits directors’ and officers’ liability to us and our stockholders for monetary damages, requires us to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates, and permits us to provide such indemnification and advance of expenses to our employees and agents.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against the officers and directors.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act, is against public policy and unenforceable. Furthermore, our Charter prohibits the indemnification of our directors, our advisor or any of its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;
•	the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Notwithstanding the foregoing, liability under the U.S. federal securities laws cannot be waived. Similarly, we have been advised that in the opinion of certain state securities commissioners, indemnification is also contrary to public policy and therefore unenforceable.

YOU SHOULD RECOGNIZE THAT YOU MAY NOT PROFIT, AND MAY INCUR A LOSS, ON THE SHARES YOU ACQUIRE UNDER THE DISTRIBUTION REINVESTMENT PLAN.

Governing Law

The DRIP and the DRIP’s participants’ election to participate in the plan will be governed by the laws of the State of Maryland.

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Contact for Documents Regarding the Distribution Reinvestment Plan

All requests for forms regarding the DRIP and documents incorporated by reference into this prospectus should be sent to:

Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(401) 946-4600
Attn: Investor Services

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USE OF PROCEEDS

The proceeds raised pursuant to the DRIP will be used for general corporate purposes, including, but not limited to, investment in real estate and real estate-related investments, payment of operating expenses, capital expenditures, fees and other costs, repayment of debt, and funding for our share repurchase program. We cannot predict with any certainty how much DRIP proceeds will be used for any of the above purposes, and we have no basis for estimating the number of shares that will be sold.

We will pay actual expenses incurred in connection with the registration and offering of the DRIP shares, including but not limited to legal fees, printing expenses, mailing costs, SEC and blue sky registration fees, and other accountable offering costs, in our sole discretion. These offering costs are currently estimated to be approximately $[•] (or less than 1% of the maximum DRIP proceeds).

PLAN OF DISTRIBUTION

We are offering a maximum of $40,000,000 in shares in any combination of Class K shares, Class K-I shares and Class K-T shares to our current stockholders through the DRIP. The purchase prices per share of the Class K shares, Class K-I shares and Class K-T shares will each be $9.36 per share, which equal 95% of $9.85, which is the most recent estimated per share net asset value of the Class K shares, or the Estimated Per Share NAV, as approved by our board of directors on June 9, 2021. In the event we update our Estimated Per Share NAV, we expect to adjust the prices per share accordingly.

We will not engage any person to participate in or facilitate the distribution of shares under the DRIP, and we will not pay any selling commissions, dealer manager fees, stockholder servicing fees or any other remuneration in connection with the sale of shares pursuant to the DRIP.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, has passed upon the legality of the common stock offered hereby.

EXPERTS

The consolidated financial statements of Procaccianti Hotel REIT, Inc. appearing in Procaccianti Hotel REIT Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. The documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the DRIP is terminated comprise the incorporated documents:

(a)	The description of our shares contained in our Registration Statement on Form S-11 (Registration No. 333-217578) filed with the SEC on May 1, 2017, as amended;

(b)	Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 26, 2021;

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(c)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021; and

It is specifically noted that any information that is deemed to be “furnished,” rather than “filed,” with the SEC is not incorporated by reference into this prospectus.

You can obtain the document incorporated by reference in this document from us, or from the SEC through the SEC’s website at the address www.sec.gov. The document incorporated by reference is available from us without charge, excluding any exhibits in the document, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain the document incorporated by reference in this document, at no cost, by requesting it in writing or by telephone from us at the following address or telephone number or at our website at www.prochotelreit.com:

Procaccianti Hotel REIT, Inc.
1140 Reservoir Avenue
Cranston, Rhode Island 02920-6320
(401) 946-4600
Attn: Investor Services

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act. Therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Stockholders will receive annual reports containing audited financial statements with a report thereon by our independent certified public accountants, and quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year. This prospectus does not contain all information set forth in the Registration Statement on Form S-3 filed with the SEC, as amended, and exhibits thereto which we have filed with the SEC under the Securities Act and to which reference is hereby made. We file information electronically with the SEC, and the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http //www.sec.gov.

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Prospectus
Distribution Reinvestment Plan
$40,000,000 in Shares of Class K, Class K-I and Class K-T Common Stock

ALPHABETICAL INDEX	PAGE
Cautionary Note Regarding Forward-Looking Statements	7
Experts	13
Incorporation of Certain Information by Reference	13
Legal Matters	13
Plan of Distribution	13
Prospectus Summary	4
Risk Factors	7
Suitability Standards	1
Summary of Our Distribution Reinvestment Plan	8
Use of Proceeds	13
Where You Can Find Additional Information	14

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

[•], 2021

APPENDIX A
DISTRIBUTION REINVESTMENT PLAN

This DISTRIBUTION REINVESTMENT PLAN (the “Plan”) is adopted by Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Company”), to be administered by the Company, S2K Financial LLC (the “Dealer Manager”) or an unaffiliated third party as agent for participants in the Plan (the “Participants”), on the terms and conditions set forth below. Any terms not defined herein shall have the same meaning as set forth in the Company’s charter (the “Charter”).

1.  Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who purchase Class K-I shares, Class K shares and/or Class K-T shares of the Company’s common stock (collectively, the “Shares”) pursuant to the Company’s initial registered public offering (the “Initial Offering”) or any future offering of the Shares (“Future Offering”), and Participants, the Company will, at the election of the Participant, apply all or a portion of distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares of the same class for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.  Effective Date. The effective date of this Plan is June 6, 2018.

3.  Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be made available by the Company, the Dealer Manager or the Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4.  Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in his or her financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent prospectus. For the avoidance of doubt, this request in no way shifts to the Participant the responsibility of the Sponsor, or any other person selling shares on behalf of the Company to the Participant to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

5.  Purchase of Shares. Except as otherwise provided in the Prospectus, Participants will acquire Shares of the same class from the Company under the Plan (the “Plan Shares”) at $8.13 per Class K Share, $8.13 per Class K-I Share and $8.13 per Class K-T Share. The Board of Directors may change these prices based upon changes in the Company’s estimated net asset value per share and other factors that the Board of Directors deems relevant, at least annually.

Participants in the Plan may purchase fractional Shares of the same class so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Class Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (x) the Plan Shares that will be registered with the SEC in connection with the Initial Offering, (y) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”) or (z) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

6.  Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.

7.  Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8.  Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

9.  Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash

10.  Amendment, Suspension or Termination of Plan by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend, suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants; provided, however, that the Board of Directors may not so amend the Plan to restrict or remove the right of Participants to terminate participation in the Plan at any time without penalty.

11.  Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be paid in connection with the sale of common stock being registered by the Registrant, all of which will be paid by the Registrant. All amounts are estimates and assume the sale of $40,000,000 shares in any combination of Class K shares, Class K-I shares and Class K-T shares except the registration fee.

SEC Registration Fee	$272
Printing and Postage Expenses	-
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	25,000
Blue Sky Fees and Expenses	44,000
Total expenses	$119,272

Item 15. Indemnification of Directors and Officers

The Maryland General Corporation Law, as amended (MGCL), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our Charter contains a provision that eliminates directors’ and officers’ liability for money damages to the maximum extent permitted by Maryland law, provided that certain conditions are met, and subject to the NASAA REIT Guidelines.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless the following can be established (a) an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) with respect to any criminal proceeding, the director or officer had reasonable cause to believe that his or her act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our Charter provides that we shall indemnify and hold harmless a director, officer, advisor or affiliate of our advisor against any and all losses or liabilities reasonably incurred by such director, officer, advisor or affiliate of our advisor in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity. We may, with the approval of our board of directors or any duly authorized committee thereof, provide such indemnification to our employees and agents, subject to the limitations of Maryland law and our Charter.

However, under our Charter, we shall not indemnify the directors, our advisor or any affiliate of our advisor for any liability or loss suffered by the directors, our advisor or affiliates of our advisor, nor shall we provide that the directors, our advisor or affiliates of our advisor be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the directors, our advisor or its affiliates were acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct by the non-independent directors, our advisor or its affiliates; or (B) gross negligence or willful misconduct by the independent directors; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from stockholders. Notwithstanding the foregoing, the directors, our advisor or its affiliates and any persons acting as a broker-dealer shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our Charter provides that the advancement of funds to our directors, our advisor or affiliates of our advisor for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the directors, our advisor or affiliates of our advisor undertake to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such directors, advisor or affiliates of our advisor are found not to be entitled to indemnification; and (iv) the directors, our advisor or affiliates of our advisor provide us with written affirmation of their good faith belief that the standard of conduct necessary for indemnification has been met.

We also have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

We have entered into indemnification agreements with each of our current directors and executive officers, each referred to herein as an Indemnitee. Each indemnification agreement obligates us to indemnify the respective Indemnitee to the maximum extent permitted by Maryland law against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the Indemnitee or on his or her respective behalf in connection with a proceeding.

Item 16. Exhibits

The list of exhibits filed as part of this registration statement on Form S-3 is submitted in the Exhibit Index preceding the signature page.

Item 17. Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any prospectus required by Section 10(a)(3) of the Securities Act; (2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1), (2) and (3) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) The Registrant undertakes (1) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement of Procaccianti Hotel REIT, Inc. (included as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-217578) and incorporated herein by reference).
3.2	Articles of Amendment of Procaccianti Hotel REIT, Inc. (included as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 333-217578) filed with the SEC on March 31, 2020).
3.3	Bylaws of Procaccianti Hotel REIT, Inc. (included as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-217578) and incorporated herein by reference).
3.4	Third Articles of Amendment and Restatement of Procaccianti Hotel REIT, Inc. (included as Exhibit 3.3 to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 (File No. 333-217578) and incorporated herein by reference).
4.1*	Distribution Reinvestment Plan (included as Appendix A to the prospectus).
5.1*	Opinion of Venable LLP as to legality of securities.
23.1*	Consent of Venable LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page of this registration statement)

* Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranston, the state of Rhode Island, on this 24th day of June, 2021.

PROCACCIANTI HOTEL REIT, INC.

By:	/s/ JAMES A. PROCACCIANTI
James A. Procaccianti
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signature appears below appoints and constitutes James A. Procaccianti and Gregory Vickowski, and each of them, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the registration statement (as well as any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, together with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, each acting alone may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES A. PROCACCIANTI James A. Procaccianti	Chief Executive Officer, President and Chairman of the Board of Directors (Principal Executive Officer)	June 24, 2021

/s/ GREGORY VICKOWSKI Gregory Vickowski	Chief Financial Officer, Treasurer and Director (Principal Accounting Officer and Principal Financial Officer)	June 24, 2021

/s/ LAWRENCE AUBIN Lawrence Aubin	Independent Director	June 24, 2021

/s/ THOMAS R. ENGEL Thomas R. Engel	Independent Director	June 24, 2021

/s/ RONALD S. OHSBERG Ronald S. Ohsberg	Independent Director	June 24, 2021